UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 2, 2005

Qwest Communications International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 2, 2005, Qwest Communications International Inc. (“Qwest,” “we,” “us,” or “our”) entered into an Underwriting Agreement with Goldman, Sachs & Co., as representative for several underwriters named therein (the “Underwriting Agreement”) in connection with the offering by Qwest of $1.1 billion aggregate principal amount of convertible senior notes due 2025 (the “Notes”).  The Notes are being offered and sold under Qwest’s effective Registration Statement on Form S-3 (Registration Statement No. 333-127160) originally filed with the Securities and Exchange Commission on August 3, 2005 (as amended, the “Registration Statement”).  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Attached hereto as Exhibit 25.1 is the Form T-1 of U.S Bank National Association to designate U.S Bank National Association to act as an eligible trustee under an indenture to be qualified under the Trust Indenture Act of 1939 in connection with the issuance of the Notes.  Exhibit 25.1 is incorporated herein by reference.

This Current Report on Form 8-K is being filed for the purpose of filing the Underwriting Agreement and the Form T-1 as exhibits for incorporation by reference into the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of November 2, 2005, by and between Qwest Communications International Inc. and Goldman, Sachs & Co., as representative for several underwriters named therein.

Exhibit 25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers or otherwise reorganizing their capital structure to more effectively compete against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE:	November 3, 2005	By:	/s/ STEPHEN E. BRILZ
		Name:	Stephen E. Brilz
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of November 2, 2005, by and between Qwest Communications International Inc. and Goldman, Sachs & Co., as representative for several underwriters named therein.

Exhibit 25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.